Exhibit 99.1
Interwoven to Announce Financial Results for Fourth Quarter
Ended December 31, 2008 on Thursday, January 29, 2009
Interwoven Also Announces Expected Total Revenues in Line with Previous Guidance and
Expected Per Share Results Above Guidance
SAN JOSE, Calif., — January 6, 2009 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced plans to release fourth quarter financial results for the period ended December 31, 2008 after the market close on Thursday, January 29, 2009. The company will hold a conference call to discuss its results at 2:00 p.m. Pacific Time that day.
On that conference call, Interwoven expects to report total revenues in line with its previous guidance and net income per share above its previous guidance. Interwoven expects to report total revenues of $69.5 million to $70.0 million, with license revenues of approximately $26.5 million. Interwoven also expects to report net income per share of $0.21 to $0.23 on a GAAP basis and $0.22 to $0.24 on a non-GAAP basis. The non-GAAP results exclude the expected amortization of stock-based compensation expense of approximately $3.0 million, amortization of purchased technology of approximately $700,000, amortization of intangible assets of approximately $700,000 and the related tax impact of approximately $4.0 million. These expected results are based on preliminary information.
Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
Conference Call Details:

Date:	Thursday, January 29, 2009
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Dial-in #:	(877) 879-6174 or (719) 325-4768
Replay Dial-in #:	(888) 203-1112 or (719) 457-0820
Replay Passcode:	4243053
A live and archived webcast of the conference call will be available on Interwoven’s website at http://www.interwoven.com/investors. A telephonic replay of the call will be available for one week starting on January 29, 2009 at approximately 5:00 p.m. PT.
About Interwoven
Interwoven (NASDAQ: IWOV) is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Over 4,600 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, FedEx, Grant Thornton, Hilton Hotels, Hong Kong Trade and Development Council, HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Qantas Airways, Tesco, Virgin Mobile, and White & Case. A community of over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include Interwoven, Inc.’s preliminary estimates of revenue, net loss per share in accordance with generally accepted accounting principles and non-GAAP net income per share for the quarter ended December 31, 2008, which are subject to further audit and based on current information. The final results for the fourth quarter of 2008 of Interwoven, Inc. may differ from the preliminary estimate discussed above due to factors that include, but are not limited to, risks associated with final audit of the results and preparation of quarterly and year end financial statements, the potential release of deferred tax assets valuation reserves and business and economic risks that could cause actual future results to differ materially from the estimates set forth above. Other factors that could cause Interwoven’s actual results to differ materially from its expectations include the following: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the timing and impact of acquisition-related costs or amortization costs for acquired intangible assets; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with Interwoven’s business are described in its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Non-GAAP Financial Information
The financial measures indentified as “non-GAAP” in this press release are financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and consist of non-GAAP net income per share adjusted for the items discussed below. Because these non-GAAP financial measures do not reflect all of the amounts associated with the Interwoven’s results of operations as determined in accordance with GAAP and are not based on a comprehensive set of accounting rules or principles, these measures are incomplete and should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures. Accordingly, readers are advised to review and consider carefully the financial information estimated or prepared in accordance with GAAP contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Interwoven believes the presentation of these non-GAAP financial measures, when taken together with the corresponding financial measures presented in accordance with GAAP, provides useful supplemental information regarding the Company’s operating performance for the reasons discussed below. The Company’s management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods or determining incentive compensation. Interwoven believes that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and that investors benefit from an understanding of these non-GAAP financial measures and how specific, identified amounts impact different line items in its consolidated statements of income.
As described above, Interwoven excludes the following items from one or more of its non-GAAP measures when applicable:
     Stock-based compensation expense. Stock-based compensation expense consists of expenses for equity compensation awards determined in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), Share-Based Payment. Interwoven excludes stock-based compensation expense from its non-GAAP financial measures primarily because this expense is non-cash in nature and not reflective of the Company’s ongoing operating results. When evaluating the performance of its business and developing short- and long-term plans, Interwoven does not consider stock-based compensation expense. Interwoven’s management team is held accountable for cash-based compensation, but Interwoven believes that management is limited in its ability to project the impact of stock-based compensation and, accordingly, is not held accountable for its impact on the Company’s consolidated operating results. Although stock-based compensation is necessary to attract and retain quality employees, Interwoven’s consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such awards. In addition, Interwoven believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation expense in order to better understand the long-term performance of the Company’s core business from period to period and may facilitate comparability of the Company’s operating results with those of other companies. Further, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Interwoven’s control. In addition, the Company believes it is useful to investors to understand the impact of SFAS 123R on its results of operations.
     Amortization of purchased technology. In connection with business combinations, Interwoven is required to allocate a portion of the purchase price to the accounting value assigned to the technology acquired and amortize this amount over the estimated useful lives associated therewith. Typically, the acquired business has itself previously expensed the costs incurred to develop the purchased technology, and the purchase price allocated to these intangible assets is not necessarily reflective of the cost Interwoven would incur in developing them. The Company eliminates these recurring amortization charges from its non-GAAP operating results to provide better comparability of pre- and post-business combination operating results and because doing so may facilitate comparability of Interwoven’s operating results with those of other companies using internally developed intangible assets.
     Amortization of intangible assets. In connection with business combinations, Interwoven is required to allocate a portion of the purchase price to the accounting value assigned to the identified intangible assets acquired and amortize these amounts over the estimated useful lives of the acquired intangible assets. The purchase price allocated to these intangible assets and the amortization expense associated therewith have no direct correlation to the operation of Interwoven’s business. The Company eliminates these recurring amortization charges from its non-GAAP operating results to provide better comparability of pre- and post-business combination operating results and because they have no direct correlation to the operation of Interwoven’s business.
     Income tax effect on above items. Interwoven excludes the income tax effect of the non-GAAP adjustments from net income per share to assist investors in understanding the income tax provision associated with these adjustments.
Contact:
Keren Ackerman
Interwoven, Inc.
408-953-7284
keren.ackerman@interwoven.com
Randy Cairns
Interwoven, Inc.
408-953-7111
rcairns@interwoven.com